Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors Owens & Minor Inc.:

We consent to the use of our reports dated February 23, 2018 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/KPMG LLP

Richmond, Virginia
May 9, 2018